Exhibit 10.2

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, dated as of January __, 2025 (this “Agreement”), by and by and among Kartoon Studios, Inc., a Nevada corporation, (the “Company”) and the investor listed on the signature pages attached hereto (the “Investor”). All terms used and not defined herein are used as defined in the Securities Purchase Agreement (as defined below), as applicable.

WHEREAS, the Company entered into that certain Securities Purchase Agreement, dated as of December 16, 2024 (the “Securities Purchase Agreement”), with the Investor;

WHEREAS, pursuant to the Securities Purchase Agreement: (i) the Company is required to hold a special meeting of stockholders on or prior to seventy-five days after the Closing Date for the purpose of obtaining Stockholder Approval, (ii) from the date of the Securities Purchase Agreement until 90 days after the Closing Date, neither the Company nor any Subsidiary shall (a) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (b) file any registration statement or amendment or supplement thereto, other than the Prospectus or supplement or amendments to registration statements or supplements previously filed (the “Market Standstill”) and (iii) from the date of the Securities Purchase Agreement until 180 days after the Closing Date, the Company shall be prohibited from effecting any Variable Rate Transactions (the “VRT Prohibition”);

WHEREAS, the Company and the Investor desire to amend the Securities Purchase Agreement to (i) extend the time requirement to hold a meeting of stockholders for the purpose of obtaining Stockholder Approval until the time that the Company holds its annual meeting May 2025, which shall be held no later than May 14, 2025, and (ii) extend the term of the Market Standstill and the VRT Prohibition until May 31, 2025.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Stockholder Approval. The Company and the Investor hereby agree to amend the Securities Purchase Agreement in order to extend the time requirement for holding the stockholder meeting until such time that the Company holds its annual meeting in May 2025, which shall be held no later than May 14, 2025. Therefore, Section 4.17 of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“At the Company’s annual meeting to be held in May 2025, which shall be held no later than May 14, 2025, the Company shall include a proposal in its proxy statement to be voted on by the stockholders of the Company for the Stockholder Approval for the purpose of approving the issuance of shares of Common Stock upon exercise of the Common Warrants in excess of 19.99% of the Company’s outstanding shares of Common Stock immediately prior to the execution and delivery of this Agreement, with the recommendation of the Company’s Board of Directors that such proposal is approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval with respect to the issuance of shares of Common Stock upon exercise of the Common Warrants in excess of 19.99% of the Company’s outstanding shares of Common Stock immediately prior to the execution and delivery of this Agreement at the Company’s annual meeting of the stockholders in May 2025, which shall be held no later than May 14, 2025, the Company shall call a meeting every seventy-five (75) days thereafter to seek such Stockholder Approval until the date on which Stockholder Approval is obtained or the Common Warrants are no longer outstanding.”

1

2. Market Standstill. The Company and the Investor hereby agree to amend the Securities Purchase Agreement in order to extend the Market Standstill until May 31, 2025. Therefore, Section 4.11 is hereby amended and restated in its entirety as follows:

“4.11 Subsequent Equity Sales.

(a) From the date hereof until May 31, 2025, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus or supplement or amendments to registration statements or supplements previously filed.

(b) From the date hereof until May 31, 2025, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding anything herein to the contrary, the reset of the exercise price of the warrants outstanding on the date hereof in accordance with their terms shall not be a Variable Rate Transaction.

(c) Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.”

3. Effectiveness. This Agreement shall only be effective and binding on the Company and the Investor upon the execution and delivery by the Company and the Investor of this Agreement (the “Effective Time”).

4. Ratifications. Except as otherwise expressly provided herein, each Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase agreement shall mean the Securities Purchase Agreement and this Agreement.

5. Representations and Warranties. The Investor represents and warrants to the Company, and the Company represents and warrants to the Investor as of the date hereof and as of the Effective Time that: Such Person is an entity duly organized and validly existing under the laws of the jurisdiction of its formation, has the requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement; this Agreement has been duly executed and delivered on behalf of such Person, and this Agreement constitutes the valid and legally binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; the execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Person, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Person is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Person, except in the case of clause (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Person to perform its obligations hereunder.

2

6. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof to the fullest extent enforceable under applicable law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7. Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9. Amendments. Any amendments or modifications hereto must be executed in writing by all parties hereto, provided, for the avoidance of doubt, that any amendment to any of the Transaction Documents shall be effected in accordance with the terms of the applicable Transaction Document.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

KARTOON STUDIOS, INC.

By:
Name:
Title:

[Signature Page to TOON Amendment Agreement]

4

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

INVESTOR:

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: ______________________________________________

Title of Authorized Signatory: _______________________________________________

[Signature Page to TOON Amendment Agreement]

5